PRICING SUPPLEMENT NO. 43                                         Rule 424(b)(3)
DATED:   December 17, 2004                                   File No. 333-109793
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)

                                 $10,668,950,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B

Principal Amount:  $25,000,000   Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 12/27/2004  Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date:  12/28/2009       CUSIP#: 073928H97

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------        -----------
        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate               Minimum Interest Rate:  N/A

[ ]  Federal Funds Effective Rate

[ ]  Federal Funds Open Rate             Interest Reset Date(s):  *

[ ]  Treasury Rate                       Interest Reset Period:  Monthly

[ ]  LIBOR Reuters                       Interest Payment Date(s):  **

[x]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate: 2.6575%           Interest Payment Period:  Monthly

Index Maturity:  One Month

Spread (plus or minus):  +0.24%

* Commencing January 28, 2005 and on the 28th of each month thereafter prior to Maturity.

** Commencing January 28, 2005 and on the 28th of each month thereafter, including the maturity date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.